Exhibit 10.2

AMENDMENT TO

SUBSCRIPTION AND REGISTRATION RIGHTS AGREEMENT

THE SAVANNAH BANCORP, INC.

Private Offering

of up to 400,000 Shares of

Common Stock

WHEREAS, the undersigned Subscriber has previously executed a Subscription and Registration Rights Agreement (the “Agreement”) with The Savannah Bancorp, Inc. (the “Company”) for the purchase of shares of common stock, par value of $1.00 per share, (the “Shares”) pursuant to that certain Confidential Private Placement Memorandum dated August 12, 2005 (the “Memorandum”); and

WHEREAS, the Company has determined that it cannot accept the Subscriber’s Agreement at the Offering Price as such term is defined in the Agreement due to the prohibition by NASDAQ rules of the sale of Shares to officers, directors, employees and consultants at a price less than market value; and

WHEREAS, the Company wishes to supplement the Memorandum to be consistent with the NASDAQ requirements such that the Shares are sold to officers, directors, employees  and consultants at the closing bid price of the Company’s common stock as quoted on the NASDAQ National Market on the day prior to acceptance of this amendment (the “Amended Offering Price”).

WHEREAS, the Subscriber wishes to purchase the number of Shares as stated herein at the Amended Offering Price, in accordance with the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       The Subscriber hereby subscribes for and agrees to purchase from the Company _________ Shares at the Amended Offering Price as set forth above, which is $33.16 per share, for a total purchase price of $_____________.

2.        The Subscriber hereby ratifies and confirms as of the date of this Amendment all of the Representations and Warranties of the Subscriber, the Understandings of the Subscriber, the Certificate of Accredited Investor Status, the Plan of Distribution set forth in the Agreement, as well as all of the other terms and conditions of the Agreement effective as of the date of this Amendment, in each case except as modified hereby.

IN WITNESS WHEREOF, the Subscriber has executed this Amendment to the Subscription and Registration Rights Agreement as of August ___, 2005.

SUBSCRIBER

________________________________

The Company hereby accepts the foregoing subscription subject to the terms and conditions hereof as of August ___, 2005.

THE SAVANNAH BANCORP, INC.,

        a  Georgia corporation

By: ____________________________

   Name: G. Mike Odom, Jr.

                                     Title: Chief Executive Officer